EXHIBIT 24.1

TRANSTECHNOLOGY CORPORATION

2004 LONG TERM INCENTIVE PLAN

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gerald C. Harvey and Joseph F. Spanier, and each of them, his or her, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all documents and amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Michael J. Berthelot	Chairman of the Board	May 2, 2005

Michael J. Berthelot

/s/ Thomas V. Chema	Director	May 4, 2005

Thomas V. Chema

/s/ Jan Naylor Cope	Director	May 4, 2005

Jan Naylor Cope

/s/ John H. Dalton	Director	May 2, 2005

John H. Dalton

/s/ William J. Recker	Director	May 2, 2005

William J. Recker

Signature	Title	Date
	Director, President and	May 3, 2005
/s/ Robert L.G. White	Chief Executive Officer

Robert L.G. White

Vice President, Treasurer &
	Chief Financial Officer	May 3, 2005
/s/ Joseph F. Spanier	(Principal Financial &
Accounting Officer)
Joseph F. Spanier